UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

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GIGCAPITAL4, INC.

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BigBear.ai Announces Third Quarter 2021 Financial Results

•	Record quarterly revenue of $40.2 million for the three months ended September 30, 2021

•	Revenue for the first nine months of 2021 of $112.1 million

•	Business Combination with GigCapital4 on track to close in early December 2021

COLUMBIA, MD – November 10, 2021 – BigBear.ai, a leading provider of artificial intelligence (“AI”), machine learning, cloud-based big data analytics, and cyber engineering solutions, today announced financial results for the three months ended September 30, 2021.

“BigBear.ai continues to build strong momentum through expanded customer engagements, additional contract awards, and additional investments aimed at accelerating commercial penetration,” said Dr. Reggie Brothers, BigBear.ai Chief Executive Officer. “Our record third quarter revenue of $40.2 million represents an increase of approximately $4 million, or approximately 11%, over the second quarter of 2021, and reflects our recent contract wins. Additionally, as the timing difference between our investments and the resulting revenue growth has continued to settle, we saw considerable EBITDA growth in the quarter.”

Dr. Brothers continued, “We are on track for the completion of our business combination with GigCapital4 and listing on the New York Stock Exchange later this year. This will enable us to further accelerate growth and ensure we are well positioned to meet increasing demand from companies across virtually all verticals that need to optimize massive amounts of data to enable better decision making.”

Third Quarter and Financial Highlights

•	Revenue of approximately $40.2 million in the third quarter of 2021 and approximately $112.1 million in the first nine months of 2021

•	Gross margin of about 27% in the third quarter and year-to-date

•	Segment adjusted gross margin of 49% for the Analytics segment and 21% for the Cyber & Engineering segment in the third quarter, and 48% and 22%, respectively, year-to-date

•

Year-to-date net loss of approximately $8.8 million reflecting a timing difference between the company’s investments through the period and the previously disclosed delay in revenue/contract awards as a result of COVID

•	Non-GAAP adjusted EBITDA* of approximately $3.9 million in the third quarter and approximately $7.2 million year-to-date

*	Refer to the “Non-GAAP Financial Measure and Related Information” section in this press release.

Recent Customer Wins and Awards

Added more than $150 million of new contract awards in the third quarter bringing total backlog to approximately $485 million as of September 30, 2021. Key developments include the following:

•	Entered into a one-year contract with the Defense Intelligence Agency to develop a force element tracking and identity platform utilizing Machine Assisted Rapid Repository Services (“MARS”) solution.

•	Awarded the five-year, single award TACTICALCRUISER contract by the United States Cyber Command.

•	Entered into a MOU with Redwire Corporation for the development of advanced cyber resiliency capabilities for future space missions.

•	Awarded one of two Global Force Information Management Phase 1 Prototype contracts by the United States Army.

•

Entered into a three-year commercial partnership with Terran Orbital to support manufacturing and supply chain optimization, constellation tasking optimization, space situational awareness analytics, and sensor exploitation to identify relevant insights.

Financial Outlook

Due to the Federal Government operating under a Continuing Resolution, several projected Q4 contract awards have been delayed beyond their projected award dates. Due to the associated revenue delay, BigBear.ai is revising its projections for fiscal year 2021. The company is projecting:

•	Full-year projected revenue between $150 million and $160 million

•	Full-year projected adjusted EBITDA* between $9.0 million and $11.0 million

Business Combination with GigCapital4

As previously announced, BigBear.ai and GigCapital4, Inc. (“GigCapital4”; Nasdaq: GIGGU, GIG, GIGGW) a private-to-public equity (PPE)TM entity also known as special purpose acquisition company (“SPAC”) entered into a definitive merger agreement that will result in BigBear.ai becoming a publicly traded company. GigCapital4 filed its Definitive Proxy Statement/Prospectus with the U.S. Securities and Exchange Commission (“SEC”) on November 5, 2021, and announced a Special Meeting of GigCapital4 Stockholders related to the business combination for December 3, 2021. The transaction is subject to, among other things, the approval by GigCapital4 stockholders and the satisfaction or waiver of other customary closing conditions.

*	Refer to the “Non-GAAP Financial Measure and Related Information” section in this press release.

Summary of Results for the Quarter and Nine Months Ended September 30, 2021

	Three Months Ended September 30, 2021[1]	Nine Months Ended September 30, 2021[1]
Revenues	$40,219	$112,100
Cost of revenues	29,421	81,859

Gross margin	10,798	30,241
Operating expenses:
Selling, general and administrative	12,038	32,557
Research and development	1,363	4,158
Transaction expenses	—	—

Operating (loss) income	(2,603)	(6,474)
Interest expense	1,870	5,579
Other income, net	—	(1)

(Loss) income before taxes	(4,473)	(12,052)
Income tax (benefit) expense	(1,327)	(3,294)

Net (loss) income	$(3,146)	$(8,758)

[1]	Amounts presented are unaudited

*	Refer to the “Non-GAAP Financial Measure and Related Information” section in this press release.

EBITDA* and Adjusted EBITDA* for the Quarter and Nine Months Ended September 30, 2021

	Three Months Ended September 30, 2021[1]	Nine Months Ended September 30, 2021[1]
Net (loss) income	$(3,146)	$(8,758)
Interest expense	1,870	5,579
Income tax (benefit) expense	(1,327)	(3,294)
Depreciation and amortization	1,759	5,432

EBITDA	(844)	(1,041)
Adjustments:
Capital market advisory fees[2]	1,510	3,956
Termination of legacy benefits[3]	1,482	1,482
Management fees[4]	229	683
Non-recurring integration costs[5]	740	1,245
Equity-based compensation	30	86
Commercial start-up costs	773	773

Adjusted EBITDA	$3,920	$7,184

[1]	Amounts presented are unaudited.
[2]	The company incurred capital market and advisory fees related to advisors assisting with preparation for the Business Combination.
[3]	The company has elected to terminate certain legacy employee incentive benefits with final payments being made in the fourth quarter of 2021.
[4]	Management and other related consulting fees paid to AE Partners. These fees will no longer be accrued or paid subsequent to the Business Combination.
[5]	Non-recurring internal integration costs related to the Business Combination.

About BigBear.ai

A leader in decision dominance for more than 20 years, BigBear.ai operationalizes artificial intelligence and machine learning at scale through its end-to-end data analytics platform. The company uses its proprietary AI/ML technology to support its customers’ decision-making processes and deliver practical solutions that work in complex, realistic and imperfect data environments. BigBear.ai’s composable AI-powered platform solutions work together as often as they stand alone: Observe (data ingestion and conflation), Orient (composable machine learning at scale), and Dominate (visual anticipatory intelligence and optimization).

BigBear.ai’s customers, which include the U.S. Intelligence Community, Department of Defense, the U.S. Federal Government, as well as customers in the commercial sector, rely on BigBear.ai’s high value software products and technology to analyze information, identify and manage risk, and support mission critical decision making. Headquartered in Columbia, Maryland, BigBear.ai has additional locations in Virginia, Massachusetts, Michigan, and California. For more information, please visit: http://bigbear.ai/ and follow BigBear.ai on Twitter: @BigBearai.

*	Refer to the “Non-GAAP Financial Measure and Related Information” section in this press release.

About GigCapital4

GigCapital4, Inc. is a Private-to-Public Equity (PPE)™ company, also known as a blank check company or special purpose acquisition company (SPAC), focusing on the technology, media and telecommunications (TMT) and sustainable industries. It was sponsored by GigAcquisitions4, LLC, which was founded by GigFounders, LLC, each a member entity of GigCapital Global, and formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses.

“Private-to-Public Equity (PPE)” is a trademark of GigFounders, LLC, an affiliate GigCapital4, and is used pursuant to agreement.

Additional Information and Where to Find It

In connection with the proposed business combination, GigCapital4 has filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement under the rules of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). GigCapital4 will subsequently mail a definitive proxy statement relating to the proposed business combination to its stockholders. This press release does not contain all the information that should be considered concerning the proposed business combination and is not intended to form the basis of any investment decision or any other decision in respect of the business combination. Additional information about the proposed business combination and related transactions will be described in GigCapital4’s proxy statement relating to the proposed business combination and the respective businesses of GigCapital4 and BigBear.ai. The proposed business combination and related transactions will be submitted to stockholders of GigCapital4 for their consideration. GigCapital4’s stockholders and other interested persons are advised to read the definitive proxy statement and other documents filed in connection with GigCapital4’s solicitation of proxies for its special meeting of stockholders to be held to approve, among other things, the proposed business combination and related transactions, because these materials will contain important information about BigBear.ai, GigCapital4 and the proposed business combination and related transactions. The definitive proxy statement and other relevant materials for the proposed business combination will be mailed to stockholders of GigCapital4 as of October 5, 2021, which has been established as the record date to be established for voting on the proposed business combinations and related transactions.

Stockholders may also obtain a copy of the definitive proxy statement, as well as other documents filed with the SEC by GigCapital4, without charge, at the SEC’s website located at www.sec.gov or by directing a request to Brad Weightman, Vice President and Chief Financial Officer, GigCapital4, Inc., 1731 Embarcadero Rd., Suite 200, Palo Alto, CA 94303, or by telephone at (650) 276-7040.

Participants in Solicitation

BigBear.ai, GigCapital4 and their respective directors and executive officers and other persons may be deemed to be participants in the solicitations of proxies from GigCapital4’s stockholders in respect of the proposed business combination and related transactions. Information regarding GigCapital4’s directors and executive officers is available in its final prospectus prepared and filed with the SEC on February 10, 2021, under Rule 424(b)(4) promulgated by the SEC pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and related to its previously filed Registration Statement on Form S-1. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests is contained in the definitive proxy statement related to the proposed business combination and related transactions, and which can be obtained free of charge from the sources indicated above.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of other financial and performance metrics, projections of market opportunity and market share, and the timing of the consummation of the business combination. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of management of BigBear.ai and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of BigBear.ai. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political, and legal conditions; the inability of the parties to successfully or timely consummate the proposed business combination, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the proposed business combination or that the approval of stockholders is not obtained; failure to realize the anticipated benefits of the proposed business combination; risks relating to the uncertainty of the projected financial information with respect to BigBear.ai; risks related to the rollout of BigBear.ai’s business and the timing of expected business milestones; the effects of competition on the combined company’s future business; the amount of redemption requests made by GigCapital4’s public stockholders; the ability of GigCapital4 or the combined company to issue equity or equity-linked securities in connection with the proposed business combination or in the future. If any of these risks materialize or BigBear.ai’s or GigCapital4’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of GigCapital4’s filings with the SEC, and in GigCapital4’s current and periodic reports filed or furnished from time to time with the SEC. There may be additional risks that neither GigCapital4 nor BigBear.ai presently know or that they currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect GigCapital4 and BigBear.ai’s expectations, plans or forecasts of future events and views as of the date of this press release, based on information available to GigCapital4 and BigBear.ai as of the date hereof. GigCapital4 and the company assume no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. While GigCapital4 and BigBear.ai may elect to update these forward-looking statements at some point in the future, GigCapital4 and BigBear.ai specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing GigCapital4’s and BigBear.ai’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Non-GAAP Financial Measure and Related Information

The financial information and data contained in this press release is unaudited and does not conform to Regulation S-X promulgated under the Securities Act. Accordingly, such information and data may not be included in, may be adjusted in or may be presented differently in, any proxy statement to be filed by GigCapital4 with the SEC. Some of the financial information and data contained in this press release, such as Adjusted EBITDA, have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). Adjusted EBITDA is defined as of any date of calculation, the consolidated pro forma earnings of the company and its subsidiaries, before finance income and finance cost (including bank charges), tax, depreciation and amortization calculated from the audited consolidated financial statements of such party and its subsidiaries (prepared in accordance with GAAP), transaction fees and other non-recurring costs. Similar excluded expenses may be incurred in future periods when calculating these measures. GigCapital4 and BigBear.ai believe these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the company’s financial condition and results of operations. GigCapital4 and BigBear.ai believe that the use of these non-GAAP financial measures provide an additional tool for investors to use in evaluating projected operating results and trends in and in comparing BigBear.ai’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures.

Management uses EBITDA and adjusted EBITDA as a non-GAAP performance measure which is defined in the accompanying tables and is reconciled to earnings (loss) before taxes.

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CONTACTS:

Reevemark

Paul Caminiti/Delia Cannan/Pam Greene

212-433-4600

bigbear.ai@reevemark.com

or

Lambert & Co.

Jennifer Hurson

(845) 507-0571

jhurson@lambert.com

Caroline Luz

203-656-2829

cluz@lambert.com